UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2025

Tidewater Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

842 West Sam Houston Parkway North, Suite 400 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 470-5300

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	TDW	New York Stock Exchange
Warrants to purchase shares of common stock	TDW.WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

Notes Offering

On June 23, 2025, Tidewater Inc. (the “Company”) announced its intention to offer, subject to market conditions and other factors, $650,000,000 aggregate principal amount of senior notes due 2030 (the “Notes”) in a private offering (the “Offering”) exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”). The Notes are being offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act and outside the U.S. in reliance on Regulation S under the Securities Act.

The Company expects to use the net proceeds from the Offering, together with cash on hand, (i) to repay in full the Company’s existing senior secured term loan, (ii) to fund the redemption (the “Redemption”) of both the Company’s outstanding 8.50% Senior Secured Bonds due 2026 (the “2026 Bonds”) and its outstanding 10.375% Senior Unsecured Bonds due 2028 (the “2028 Bonds”) and (iii) to pay the premiums, accrued interest, fees and expenses related to the term loan payoff, Redemption and the issuance of the Notes. This report does not constitute a notice of redemption for the 2026 Bonds or the 2028 Bonds.

On June 23, 2025, the Company issued a press release related to the foregoing. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated by reference herein.

New Revolving Credit Facility

In connection with the Offering, the Company received commitment letters from lenders for a new $250 million senior secured revolving credit facility (the “New Credit Agreement”). The New Credit Agreement will be entered into on the closing date of the Offering with borrowing availability subject to customary conditions precedent, including the repayment in full of the Term Loan, the redemption of the 2026 Bonds and the 2028 Bonds, the discharge of certain liens securing existing indebtedness and the pledge of the collateral required under the New Credit Agreement. The completion of the Offering is not conditioned upon entry into the New Credit Agreement.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated June 23, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

Date: June 23, 2025	By:	/s/ Samuel R. Rubio
Samuel R. Rubio
Executive Vice President and Chief Financial Officer